Exhibit 5.1

February 23, 2006

Neurobiological Technologies, Inc.

2000 Powell Street, Suite 800

Emeryville, California 94608

Re:	Registration Statement on Form S-8 for 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 23, 2006, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,500,000 shares of the Company’s Common Stock, par value $0.001 each (the “Shares”), issuable pursuant to the Company’s 2003 Equity Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

We have reviewed the Company’s organizational documents, the Plan and the corporate proceedings taken by the Company relating to the Plan. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or .pdf copies or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that the consideration per share for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock, we are of the opinion that the Shares, when, as and if issued, delivered and paid for pursuant to and in accordance with the terms of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

Heller Ehrman LLP    4350 La Jolla Village Drive, 7th Floor    San Diego, CA 92122-1246    www.hellerehrman.com

Anchorage      Beijing      Hong Kong      Los Angeles      Madison, WI       New York       San Diego      San Francisco      Seattle Silicon Valley      Singapore      Washington, D.C.

February 23, 2006 Page 2

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ Heller Ehrman LLP